EXHIBIT 21
REGIONS FINANCIAL CORPORATION
SUBSIDIARIES AT DECEMBER 31, 2020

1.A-F Leasing, Ltd. (2)
2.Ascentium Capital LLC (4)
3.Ascentium Depositor LLC (4)
4.BlackArch Partners LLC (7)
5.BlackArch Securities LLC (7)
6.First Sterling Associates, No. 8 LLC (8)
7.First Sterling Associates No. 9 LLC (4)
8.First Sterling Associates No. 10 LLC (4)
9.First Sterling Associates No. 11 LLC (4)
10.First Sterling Associates No. 12 LLC (8)
11.First Sterling Associates No. 14 LLC (8)
12.First Sterling Associates No. 15 LLC (8)
13.First Sterling Associates No. 16 LLC (8)
14.First Sterling Associates No. 17 LLC (8)
15.First Sterling Associates No. 18 LLC (8)
16.First Sterling Associates No. 19 LLC (8)
17.First Sterling Associates No. 52 LLC (8)
18.First Sterling Associates No. 53 LLC (8)
19.First Sterling Associates No. 54 LLC (8)
20.First Sterling Associates No. 55 LLC (8)
21.First Sterling Partners LLC (8)
22.First Sterling Partners No. 4 LLC (8)
23.First Sterling Partners No. 5 LLC (8)
24.First Sterling Partners No. 6 LLC (8)
25.First Sterling Partners No. 7 LLC (4)
26.FMLS, Inc. (6)
27.FS Monroe LLC (8)
28.Highland Associates, Inc. (2)
29.LMIW Acquisition Management, LLC (5) (f/k/a Regions Acquisition Management, LLC)
30.Monroe Court Associates LLC (8)
31.Orion Summit Services LLC (8)
32.PointFirst Solutions LLC (4)
33.PointFirst Capital LLC (4)
34.RAH Associates No. 56 LLC (8)
35.RAH Associates No. 67 LLC (10)
36.RB Affordable Housing, Inc. (2)
37.RB SLP General Partner, LLC (2)
38.Red Mountain Re Ltd (Turks & Caicos) (to be dissolved)
39.Regions Affordable Housing LLC (fka RDEPF LLC) (4)
40.Regions Bank (1)
41.Regions Business Capital Corporation (4)
42.Regions Capital Advantage, Inc. (fka UPB Investment, Inc.) (6)
43.Regions Commercial Equipment Finance, LLC (fka A-F Leasing, LLC) (2)
44.Regions Community Development Corporation (2)
45.Regions Equipment Finance Corporation (2)
46.Regions Equipment Finance, Ltd. (2)
47.Regions Investment Management, Inc. (fka Morgan Asset Management, Inc.) (6)
48.Regions Investment Services, Inc. (2)
49.Regions Securities LLC (4)
50.RF Ascentium, LLC (fka WP Astro Parent, LLC) (4)

EXHIBIT 21
51.RFC Financial Services Holding LLC (4)
52.Sterling Affordable Housing LLC (4)
53.Sterling Corporate Services LLC (8)
54.Vehicle Titling Trust (4)
55.Wholesale Truck and Finance LLC (4)
56.Wholesale Truck and Finance Dealership LLC (4)

(1) Affiliate state bank chartered under the banking laws of Alabama.
(2) Incorporated/Organized under the laws of Alabama.
(3) Incorporated under the laws of Arkansas.
(4) Incorporated/Organized under the laws of Delaware.
(5) Incorporated/Organized under the laws of Florida.
(6) Incorporated under the laws of Tennessee.
(7) Organized under the laws of North Carolina.
(8) Organized under the laws of New York.
(9) Organized under the laws of Massachusetts.
(10) Organized under the laws of Mississippi.